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                                                                   EXHIBIT 10.47

THIS DEED OF SUBSTITUTED DEBENTURE made on February 7, 2003

BETWEEN:-

(1) CONSOLIDATED WATER CO. LTD. incorporated under the laws of the Cayman Islands of P.O. Box 1114 G.T. Grand Cayman (the "Company", which expression shall include its successors and assigns); and

(2) SCOTIABANK (CAYMAN ISLANDS) LTD. incorporated under the laws of and licensed to carry on banking business in the Cayman Islands of P.O.Box 689 G.T. Grand Cayman (the "Bank", which expression shall include its successors, transferees and assigns);

WHEREAS

A. The Royal Bank of Canada ("RBC") has made available to the Company a revolving loan facility in the amount of US$3,000,000.00 ("the RBC Facility").

B. As security for the RBC Facility the Company entered into a Debenture dated 1st.June 1979 between,inter alia, the Company and RBC ("the RBC Debenture")( the same having been amended from time to time and stamped ad valorem to the full amount of the RBC Facility) together with certain collateral land charges over over various parcels of land owned by the Company ( as varied from time to time (together referred to as "the RBC Security").

C. Pursuant to a Deed of Assignment of even date herewith and in consideration of the payment made thereunder by the Bank to RBC, RBC has assigned all of its rights, title and interest in the RBC Security to the Bank

D. The Bank has, pursuant to a loan agreement ("the Loan Agreement") bearing even date herewith agreed to make available to the Company certain loans not exceeding US$39,100,000.00.

E. The parties have agreed to substitute this Debenture for the RBC Debenture as security for the indebtedness of the Company to the Bank under the terms of the Loan Agreement.

F. To further secure the loans made available to the Company by the Bank under the Loan Agreement and in addition to the RBC Security the Bank will take such additional security as agreed with the Company, such additional security to be supplemental and collateral hereto and in such form and on such terms as the Loan Agreement shall require or the parties shall otherwise agree.

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                                       2

WITNESSES as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Deed of Debenture, unless the contrary shall be expressed or the context shall otherwise require:-

(1) the following words and expressions shall have the following meanings, that is to say:-

"ACCOUNT BANK" means each of the Bank and any other bank or financial institution for the time being and from time to time approved by the Bank in writing as a bank or other financial institution with whom the Company may have an account or accounts into which the Company may pay its Trading Debts. Such approval may be given as well before as on or after the date hereof, provided that it shall expressly refer to this Debenture.

"AGREEMENT" means the Loan Agreement and all other (if any) agreements (other than these presents) for the time being and from time to time in force between the Bank and the Company (and whether entered into before or after this Debenture) regulating any business relationship between the Company and the Bank.

"ASSETS" means assets of every kind, including, but without limitation, the benefit of an agreement, a building or other fixture, a business, goods, goodwill, immovable property, money, plant or other equipment, stock-in-trade, the uncalled capital of a body corporate, an undertaking and work-in-progress and any interest therein and, as the context shall require or admit, any part of such assets.

"BANK ACCOUNTS" means all the Charged Assets in Clauses 3.1(3)(p) and (q) and "Bank Account" shall be construed accordingly.

"CHARGED ASSETS" means all the assets of the Company for the time being and from time to time the subject of or expressed to be the subject of any interest by way of security created by the Company in favour of the Bank under or pursuant to these presents or a Land Charge and, as the context shall require or admit, any part of such assets. A reference to Charged Assets in a particular Sub-clause or Sub-clauses of Clause 3.1 is a reference to the assets becoming or being expressed to become the subject of such an interest by way of security as a result of a reference to them being made in that Sub-clause or those Sub-clauses, respectively.

"DELEGATE" means a delegate or sub-delegate of the Bank described in Clause
9(3).

"THIS DEBENTURE" means this Deed of Substituted Debenture.

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                                       3

"FINANCE LEASE" shall have the meaning given in the Statement of Standard Accounting Practice number 21 issued by the Institute of Chartered Accountants in England and Wales.

"GUARANTOR" means any person who shall for the time being and from time to time guarantee to the Bank the payment or discharge of the Indebtedness, and references to the "relevant guarantee" shall be construed accordingly.

"IMMOVEABLE PROPERTY" means any freehold, leasehold, heritable or other land or buildings wheresoever situate and any estate or interest therein, and shall, where the context shall admit, include any part thereof.

"IMMOVEABLE PROPERTY" means all the Charged Assets in Clauses 3.1(1) and 3.1(2) and, as the context shall require or admit, any part of such Charged Assets.

"INDEBTEDNESS" means all monies, liabilities and other sums of whatsoever nature covenanted to be paid and discharged by the Company to the Bank under Clause 2 and, as the context shall require or admit, any part of such monies, liabilities and other sums.

"INTELLECTUAL PROPERTY" means all the Charged Assets in Clauses 3.1(3) (j) and
(k) and, as the context shall require or admit, any part of such Charged Assets.

"INTEREST BY WAY OF SECURITY" means any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, title retention, finance lease, factoring or discounting of debts or any other agreement or arrangement for or by way of security, including such as arises or is imposed by operation or implication of applicable law and including any account with bankers earmarked or designated for the use of making preferential payments pursuant to Section 162 of The Companies Law (2002 Revision) or any other provision of applicable law having similar or substantially similar effect.

"LAND CHARGE" means a collateral land charge of Immoveable Property executed by the Company in favour of the Bank pursuant to Clause 3.4, and "Land Charges" shall be construed accordingly.

"LOAN AGREEMENT" means the Loan Agreement entered into between the Company and the Bank bearing even date herewith setting out the terms and conditions of the loan facility and shall be construed so as to include the Loan Agreement as the same may for the time being and from time to time be modified amended or supplemented

"NON-REALTY CHARGED ASSETS" means the Charged Assets excluding Immoveable Property.

"NON-TRADING DEBTS" means all the Charged Assets in Clause 3.1(3)(d) and, as the context shall require or admit, any part of such Charged Assets.

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                                       4

"PERSON" means an individual, a firm, a partnership (whether of not having separate legal personality), an unincorporated body, a body corporate, a corporation and a national or local government or governmental agency or body, and, in each case, wheresoever resident, incorporated or formed.

"PLANNING LEGISLATION" means all applicable statutes for the time being and from time to time in force in relation to the use or development of immoveable property and all regulations then made or taking effect as if made thereunder.

"PROHIBITED SECURITY INTEREST" means any interest by way of security other than:-

(a) such as arises or is imposed by operation or implication of law and is not intended to arise for that purpose;

(b) any agreement or arrangement for the retention of title to goods which is not entered into for the purpose of raising finance;

(c) such as arises as a result of normal banking arrangements of the Company with an Account Bank in respect of the collection of cheques (including cheques expressed in a foreign currency) in respect of the collection of Trading Debts; and

(d)      the security hereby constituted.

"RECEIVER" includes any receiver or receiver and manager.

"RECEIVER" means any individual or individuals (who may be an employee or employees of the Bank) for the time being and from time to time appointed by the Bank to be a receiver or receivers (and, where more than one individual is appointed jointly, they shall have the power to act severally, unless the Bank shall specify to the contrary in their appointment) under these presents and, where the context shall admit, any individual or individuals for the time being and from time to time so appointed in substitution.

"SECURITY HEREBY CONSTITUTED" means the interests by way of security from the time being and from time to time constituted by or in pursuance of these presents and includes interests by way of collateral security and, as the context shall require or admit, any such interests, but does not include Land Charges.

"SPECIFICALLY CHARGED ASSETS" means all the Charged Assets in the Sub-clauses to Clauses 3.1(1), (2) and (3) and, as the context shall require or admit, any part of such Charged Assets.

"SPECIFICALLY CHARGED PLANT" means all the Charged Assets in Clauses 3.1(3)(a) and (b) and, as the context shall require or admit, any part of such Charged Assets.

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"SPECIFICALLY CHARGED SECURITIES" means all the Charged Assets in Clauses
3.1(3)(e), (f) and (g) and, as the context shall require or admit, any part of such Charged Assets.

"THESE PRESENTS" means this Debenture and any deed for the time being and from time to time expressed to be supplemental hereto and any other deed or document for the time being from time to time conferring rights upon the Bank or to which it may be a party executed or entered into pursuant to this Debenture or any deed for the time being and from time to time supplemental thereto, but does not include Land Charges.

"TRADING DEBTS" means all the Charged Assets in Clause 3.1(3)(c) and, as the context shall require or admit, any part of such Charged Assets.

(2) words and expressions (including defined words and expressions) importing the singular number include the plural and vice versa and those importing the masculine gender include and feminine.

(3)      any reference to:-

         (a) any law or legal provisions is to that law or provision as for the time being and from time to time amended, extended or substantially replaced or re-enacted, and shall include a reference to any regulations made under the law or provision.

         (b) fees, costs, charges and expenses shall include a reference to any transactional tax or duty for the time being and from time to time applicable to or chargeable in respect of those fees, costs, charges and expenses.

         (c) a Clause or Schedule is a clause in, or a schedule to, this Debenture.

         (d) a Sub-clause is to a sub-clause in the clause or sub-clause in this Debenture in which that reference is made.

1.2 Underlinings, headings and descriptions of provisions of this Debenture are inserted for convenience only and shall be ignored in construing or interpreting this Debenture.

1.3 Reference to a "Law" shall include a reference to such Law and/or any provision thereof as from time to time re-enacted, amended, extended or replaced.

2.       MONIES SECURED

The Company will, on demand, pay and discharge to the Bank:-

(1) Monies: all monies and other liabilities, whether principal, interest, commission, charges, costs, expenses or otherwise, which now are, or at any time hereafter may become, due or

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                                       6

         owing to the Bank by the Company either alone or jointly with any other person whether actual or contingent and whether as principal debtor, guarantor, surety or otherwise;

(2) Costs: on a full and unlimited indemnity basis, all costs, stamp duties, recording fees, commission, charges, expenses and other sums for the time being and from time to time incurred by the Bank or by or through any Receiver or by or through any attorney, delegate, sub-delegate, substitute, agent or employee of the Bank or a Receiver, for any of the purposes described in these presents or a Land Charge or in or about the exercise of any power, authority or discretion conferred on the Bank or any Receiver by or pursuant to these presents or a Land Charge or by law or in relation to the security hereby constituted or a Land Charge or in or about the protection, realisation, enforcement, collection or recovery of monies for the time being and from time to time arising under the security hereby constituted or a Land Charge and all remuneration of any Receiver and any attorney, delegate, sub-delegate, substitute or agent of the Bank or a Receiver; and

(3) Interest: interest, as well before as after judgment, on each amount due under Sub-clauses (1) and (2) until the same shall have been fully discharged at such rate as shall for the time being and from time to time be prescribed by the Agreement for that amount and, in the case of each such amount due under Sub-clause (2), such interest to accrue on a daily basis as from the date on which that amount was incurred (and whether or not that date shall have occurred prior to a demand for that amount under this Clause 2).

3.       THE CHARGES

3.1      Charging Provision

The Company, as beneficial owner and as continuing security for the Indebtedness, hereby charges to the Bank:-

         Immoveable Property

(1)      by way of first specific equitable charge:-

         (a)      all (if any) the immoveable property described in Schedule 1;

         (b) all other immoveable property belonging to the Company at the date hereof; and

         (c) all fixtures (including trade fixtures) and fixed plant and machinery for the time being and from time to time on or in any of the Immoveable Property in Sub-clause (a) and (b);

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                                       7

(2)      by way of first specific equitable charge:-

         (a) all immoveable property (other than that (if any) described in Schedule 1) now or at any time hereafter belonging to the Company or in which the Company does now or shall at any time hereafter have any interest by way of security; and

         (b) all fixtures (including trade fixtures) and fixed plant and machinery for the time being and from time to time on or in any of the Immoveable Property in Sub-clause (a);

(3)      by way of first specific charge:-

         Specifically Charged Plant

         (a) all (if any) the plant, machinery, chattels and other equipment described in Schedule 2 and any part or parts thereof or thereto;

         (b) all additions, alterations, accessories, replacements and renewals for the time being and from time to time to or of any of the Charged Assets in Sub-clause (a);

         Trading Debts

         (c) all debts, other than Non-Trading Debts, now or hereafter due or owing or to become due or owing to the Company on any account whatsoever and whether actual or contingent and including cash at bank, as have arisen or shall arise in the ordinary and usual course of trading of the Company and whether or not the same would or shall be entered into the books of the Company;

         Non-Trading Debts

         (d) all debts now or hereafter due or owing or to become due or owing to the Company on any account whatsoever and whether actual or contingent as have arisen or shall arise (and whether or not entered into the books of the Company):-

                  (i) as an amount for the time being and from time to time payable (including, but without limitation, any consideration, premium, rent, royalty or fee) in respect of any sale, lease, licence or other disposal by the Company of any of the Immoveable Property, the Specifically Charged Plant, the Specifically Charged Securities, the goodwill of the Company both present and future and the Intellectual Property;

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                                       8

                  (ii) as a dividend, interest or other distribution for the time being and from time to time declared and/or payable in relation to the Specifically Charged Securities;

                  (iii) as an amount for the time being and from time to time payable in respect of an obligation or representation or a warranty described in Sub-clause (m) or insurance or a guarantee or interest by way of security described in Sub-clause (n); or

                  (iv) as an amount for the time being and from time to time payable in respect of any other transaction or matter outside the ordinary and usual course of trading of the Company;

         Specifically Charged Securities

         (e) all the stocks, shares, bonds, debentures, loan stocks, notes, warrants and other securities now or hereafter belonging to the Company in the capital of, or issued by, any of the Company's subsidiaries for the time being and from time to time;

         (f) all the stocks, shares, bonds, debentures, loan stocks, notes, warrants and other securities now or hereafter belonging to the Company, or, instead, such (if any) as are described in
                  Schedule 3, or, instead, if none shall be listed in that Schedule, none, other than, in each such case, the Charged Assets in Sub-clause (e);

         (g) all stocks, shares, bonds, debentures, loan stocks, notes, warrants and other securities and other assets now or hereafter accruing or offered by way of rights, bonus, option or otherwise in respect of any of the Charged Assets in Sub-clauses (e) and (f) or in this Sub-clause (g) but so that nothing in these presents shall be construed as imposing on the Bank any liability whatsoever in respect of any calls, instalments or other payments or contributions in respect of or relating to any of the Charged Assets in Sub-clauses (e) and (f) or in this Sub-clause (g);

         (h) all dividends, interest and other distributions for the time being and from time to time declared, payable paid or made in respect of any of the Charged Assets in Sub-clauses (e), (f) or (g), including any of the same for the time being and from time to time placed to the credit of an account of the Company with, and owed to the Company by, a bank or other financial institution and/or being cash at bank belonging to the Company;

         Goodwill and uncalled capital

         (i) all the goodwill and uncalled capital of the Company, both present and future;

         Intellectual Property

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                                       9

         (j) all the knowhow (and rights therein) and other confidential information (and rights therein) and all the copyrights, patents (including applications, improvements, prolongations, extensions and rights to apply therefor), registered designs, trade marks (and rights therein), service marks (and rights therein) and other intellectual property of the Company, both present and future;

         (k) the benefit of all licences for the time being and from time to time granted to or acquired by the Company in respect of assets of the kind described in Sub-clause (j);

         Ancillary assets

         (l) the benefit of all agreements for the time being and from time to time entered into by the Company for the maintenance and/or improvement of any of the Charged Assets in any of the foregoing Sub-clauses in this Clause 3.1;

         (m) the benefit of all obligations and representations and warranties for the time being and from time to time undertaken or given to the Company (and whether by law, contract or otherwise howsoever) by any person in relation to any of the Charged Assets in any of the foregoing Sub-clauses of this Clause 3.1;

         (n) the benefit for the time being and from time to time of any insurance for the time being and from time to time effected by the Company in respect of, and the benefit and proceeds for the time being and from time to time of any guarantees or interests by way of security for the time being and from time to time given, granted or arising in favour of the Company in relation to any of the Charged Assets in any of the foregoing Sub-clauses of this Clause 3.1;

         (o) the proceeds including cash at bank for the time being and from time to time received by the Company of a payment in respect of, or a disposal, collection or other realisation of, any of the Charged Assets in any of the foregoing Sub-clauses of this Clause 3.1;

         Bank Accounts

         (p) the full benefit for the time being and from time to time of, and all the Company's rights, title and interest in and to, all (if any) the bank accounts described in Schedule 4, and the debts constituted and represented by the credit balances for the time being and from time to time on such accounts, together with all interest for the time being and from time to time accrued thereon;

         (q) the full benefit for the time being and from time to time of, and all the Company's rights, title and interest in and to, all other bank accounts of the Company at the date hereof, and the debts constituted and represented by the credit balances for the time

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                                       10

                  being and from time to time on such accounts, together with all interest for the time being and from time to time accrued thereon; and

         Other assets

(4)      by way of first floating charge:-

         (a) the undertaking and all the other assets of the Company (other than the Specifically Charged Assets), both present and future; and

         (b) all the Specifically Charged Assets if and to the extent that any of the interests by way of security constituted by these presents over the Specifically Charged Assets shall be or become ineffective as specific charges.

3.2      Crystallisation of floating charge

The floating charge created by Clause 3.1(4) shall become a specific charge:-

         (1) as regards any assets subject thereto as may from time to time be specified in a notice from the Bank to the Company if the Bank shall, in its absolute discretion, consider that those assets shall be in danger of being seized or sold under any form of distress or execution levied or threatened or to be otherwise in jeopardy, forthwith upon the service of such notice;

         (2) as regards any assets subject thereto which shall become subject to specific charges in favour of any person other than the Bank or subject to a disposition or an agreement to make a disposition contrary to Clause 5(21) (Disposal of Specifically Charged Assets), forthwith upon such charge or disposition; and

         (3)      in accordance with Clause 6 (Events of Default).

3.3      Negative pledge

Save with the prior written consent of the Bank (which may be given as well before as after the date hereof, provided it shall expressly refer to this Debenture), the Company shall not and shall not agree to create, give, grant or permit to arise or subsist over any of its assets present and future any Prohibited Security Interest ranking in point or security in priority to, pari passu with or subsequent to any security constituted by these presents or any Land Charge.

3.4      Land Charges

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                                       11

Without prejudice to Clause 5(2) (Further Charges), the Company shall forthwith execute in favour of the Bank collateral land charges in such form and on such terms as the Bank shall require of all the immoveable property described in
Schedule 1, and of any other Immoveable Property as the Bank may for the time being and from time to time require.

4.       REPRESENTATIONS & WARRANTIES

The Company hereby represents and warrants to the Bank, as follows:-

(1) The Company has the power to enter into and perform its obligations as expressed in this Debenture and each Land Charge and has taken all necessary action to authorise the granting of interests by way of security upon the terms and conditions of this Debenture and each Land Charge and to authorise the execution, delivery and performance of its obligations as expressed in this Debenture and each Land Charge in accordance with their respective terms.

(2) The execution, delivery and performance by the Company of the terms of this Debenture and each Land Charge does not and will not violate, conflict with or result in a breach of, in any respect:-

         (a) any provisions of any law or regulation or any order, decree, permit or licence of any authority, agency or court binding on the Company or on any of its assets; or

         (b)      the constitutional documents or resolutions of the Company; or

         (c) any subsisting loan stock or debenture or other deed, contract or other undertaking or instrument to which the Company is a party or which is binding upon it or any of its assets.

(3) The Company is the sole and absolute beneficial owner of all the Charged Assets free from all Prohibited Security Interests other than those permitted or consented to by the Bank in accordance with Clause
         3.3 (Negative pledge).

(4) The Company has not created, given, granted or permitted to arise or subsist any Prohibited Security Interest over any of its assets present and future other than those permitted or consented to by the Bank in accordance with Clause 3.3, and has not agreed so to do.

(5) In connection with any consent given by the Bank in accordance with Clause 3.3 on or prior to the date hereof, the Company did furnish to the Bank true, complete and up to date written details of the existing interest(s) by way of security to which such consent relates.

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                                       12

(6) The details of (if any) the immoveable property and the other assets in Schedules 1, 2, 3 and 4, the interests of the Company (in that immoveable property) in Schedule 1, and the location of the Specifically Charged Plant in Schedule 2, and the details of the bank accounts in Schedule 4 are true and correct in every material particular.

5.       COVENANTS

The Company hereby covenants and agrees with the Bank, until the discharge and release of this Debenture, as follows:-

(1) Documents of title to Immoveable Property and Specifically Charged Plant and Securities

Subject to the rights of any prior mortgagee, the Company shall deposit with the Bank and the Bank shall be entitled to hold and retain all deeds and documents of title for the time being and from time to time relating to the Immoveable Property, all invoices and documents of title for the time being and from time to time relating to the Specifically Charged Plant, and all certificates, deeds and documents of title for the time being and from time to time relating to the Specifically Charged Securities.

(2)      Further charges

The Company shall forthwith from time to time, if and when called upon by the Bank so to do, execute in favour of the Bank or as the Bank shall direct such further interests by way of security (including, but without limitation, assignments by way of security and collateral security) as the Bank shall require (but the covenants no more onerous than already contained in the security hereby constituted) over the Charged Assets as further and continuing security for the Indebtedness, such further interest by way of security to be prepared by or on behalf of the Bank at the cost of the Company and, in the event of any consent thereto being required from any other person, the Company shall use its best endeavours to obtain the same.

(3)      Future Immoveable Property, Specifically Charged Plant and Securities

The Company shall notify the Bank forthwith upon any proposal or contract for the time being and from time to time being made by the Company to acquire any immoveable property or other assets which, following their acquisition would become Immoveable Property, Specifically Charged Plant or Specifically Charged Securities (as the case may be) and, in the case of any such immoveable property the Company shall notify the Bank of the title number(s) thereof and shall apply to The Registrar of Lands for the registration of the Company as the registered proprietor thereof.

(4)      Maintenance

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                                       13

The Company shall:-

(a) keep all buildings, fixtures (including trade fixtures) and fixed plant and machinery for the time being and from time to time on or in any of the Immoveable Property and all plant, machinery, other fixtures and fittings, implements, tools and other effects thereon and therein in a good state of repair and good working order and condition and shall, as necessary, renew and replace the same to a similar quality, as and when the same shall be worn out or destroyed; and

(b) keep the Specifically Charged Plant in a good state of repair and condition and perfect working order and replace any part or parts thereof as may for the time being and from time to time be or become worn out, damaged or destroyed with new parts of similar quality.

(5)      Insurance

The Company shall:-

(a) insure and keep insured such of its assets as are of an insurable nature against loss or damage by fire, aircraft, things dropping from aircraft, explosion, tropical storm, storm, tempest, flood, burst pipes, hurricane, windstorm, riot and impact and such other risks as the Bank may, for the time being and from time to time, consider necessary, to the full reinstatement value thereof, together with additional amounts sufficient to cover architects' and surveyors' fees and the costs of demolition, site clearance and shoring up or in such other amount as the Bank may in writing from time to time approve, with such reputable insurers and generally in such manner as the Bank shall from time to time approve in writing. The Company shall cause notice of the interest of the Bank to be noted on the policies of such insurance which (subject to the rights of any prior mortgagee) shall, unless otherwise from time to time agreed by the Bank in writing, be delivered to and retained by the Bank. The Company shall duly pay the premiums and other sums of money for the time being and from time to time being payable in respect of any such insurance and, immediately after every such payment, produce the receipt for the same to the Bank. All monies which may at any time hereafter be received or receivable under any insurance for the time being and from time to time effected in respect of the Immoveable Property or the Specifically Charged Plant (and whether or not effected pursuant to the foregoing provisions of this Sub-clause (a)) shall be applied in replacing, restoring or reinstating the assets destroyed or damaged or (subject to the rights of any prior mortgagee) in such other manner as the Bank shall require;

(b) effect and maintain or cause to be effected and maintained such other insurances as are normally for the time being and from time to time maintained by prudent companies carrying on businesses similar or approximately similar to those for the time being and from time to time carried on by the Company including but not limited to consequential loss and loss of profits; and

(c) not in any manner or by any means cause any such insurance to be avoided or vitiated.

(6)      Registration under The Registered Land Law

The Company shall not, without the prior written consent of the Bank, register any person or cause any person to be registered under The Registered Land Law (1995 Revision) and any subsequent Registered Land Laws as the proprietor of the Company's interest in any of the Immoveable Property or any part thereof.

(7)      Notices affecting Immoveable Property or Specifically Charged Plant

The Company shall, in the event of a notice, order, direction, requisition or permission or a proposal for any of the foregoing being served, affecting or likely to affect the Immoveable Property or the Specifically Charged Plant or in the event of any proceedings being commenced affecting or likely to affect the same, immediately give full particulars thereof to the Bank and without delay and at the Company's own cost take all reasonable or necessary steps to comply with the same and/or, if so requested by the Bank, at the Company's own cost make or join with the Bank in making such objections or representations against or in respect of any of the same as the Bank shall deem expedient.

(8)      Planning Legislation

The Company shall not carry out any development in or upon the Immoveable Property within the meaning of the Planning Legislation without first obtaining such permission as may be required under or by virtue of the Planning Legislation and the Company shall use the Immoveable Property only for such purpose or purposes as may for the time being and from time to time be authorised as the permitted use or user thereof under or by virtue of the Planning Legislation.

(9)      Other compliance with law

The Company shall, in relation to its business and other assets for the time being and from time to time, comply with all obligations under any present or future statute, regulation, order or instrument or under any bye-law, regulation or requirement of any competent authority and shall not use or permit any of its assets for the time being from time to time to be used in contravention of any legislation or otherwise or in any way contrary to law and shall as and when the same shall become payable pay all taxes, rates, duties, charges, assessments and other outgoings whatsoever (whether governmental, parochial, local or of any other description) which shall be assessed, charged or imposed upon or payable in respect of its business and other assets for the time being and from time to time.

(10)     Compliance with contracts

(a) The Company shall duly and punctually perform and observe all the covenants, agreements and other stipulations whatsoever as are not inconsistent with its obligations under these presents and as shall for the time being and from time to time be binding upon it, its business or other assets for the time being and from time to time and shall not do or suffer to be done any act or thing whereby any lease or licence for the time being and from time to time granted to or held by the Company may become liable to forfeiture or otherwise be determined.

(b) The Company shall indemnify and hold harmless the Bank in respect of any breach of any covenants, agreements or stipulations for the time being and from time to time affecting the Immoveable Property.

(11) Leases or licences of Immoveable Property and Intellectual Property: as lessee or licensee

The Company shall not agree, accept, suffer or permit any alteration, variation or addition to the terms of any lease or licence under which it is for the time being and from time to time a lessee or licensee and which is for the time being and from time to time part of the Immoveable Property or the Intellectual Property, without the prior written consent of the Bank.

(12) Leases or licenses of Immoveable Property and Intellectual Property: as lessor or licensor

(a) Unless otherwise agreed from time to time in writing by the Bank, the Company shall enforce the due observance and performance of all the obligations on the part of the lessee or licensee under any lease or licence under which it is for the time being and from time to time the lessor or licensor and which is for the time being and from time to time part of the Immoveable Property or the Intellectual Property, shall not waive, release or vary or agree to waive, release or vary any of the terms of any such lease or licence, shall not exercise any power to determine or extend any such lease or licence and shall not grant any consents or licences as lessor or licensor under any such lease or licence.

(b) The Company shall not, without the prior written consent of the Bank, grant or agree to grant any lease or licence of, or other right or interest to occupy, the Immoveable Property or the Intellectual Property.

(13)     Removal and severance

The Company shall not, without the prior written consent of the Bank, pull down or remove or permit to be pulled down or removed any buildings or erection for the time being and from time to time included in the Immoveable Property or pull down, remove or sever or permit to be pulled down, removed or severed any fixtures (including trade fixtures) and fixed plant and machinery for the time being and from time to time thereon or therein, except in pursuance of any obligation imposed on the Company under these presents or a Land Charge.

(14)     Specifically Charged Plant

(a) Except as may be agreed in writing from time to time by the Bank, the Company shall keep the Specifically Charged Plant in its sole and exclusive possession and at the location (if any) specified in Schedule 2 and shall not, in any event, take them out of Cayman Islands and shall not use or permit them to be used for any purpose for which they are not designed or reasonably suitable.

(b) The Company shall affix to or engrave on the Specifically Charged Plant such labels, plates or markings as the Bank shall from time to time require and shall not allow to be disturbed any labels, plates or markings which may be affixed to or engraved on the Specifically Charged Plant as a means of identification by the manufacturers or suppliers thereof or by any other person and shall not obliterate, obscure or cover up the same.

(c) The Company shall not at any time without the prior written consent of the Bank make or suffer to be made any alteration or addition of a substantial nature in or to the Specifically Charged Plant other than for the purpose of effecting repairs as required by Sub-clause (4)(b) (Maintenance).

(d) The Company shall not, without the prior written consent of the Bank, hire, lease or part with or share possession of or suffer any distress or execution to be levied or lien to be created upon the Specifically Charged Plant.

(e) If the Company has created, given, granted or permitted to arise or subsist, or shall at any time create, give, grant or permit to arise or subsist, an interest by way of security on any premises where the Specifically Charged Plant are located, the Company shall forthwith notify the Bank of the same and, if called upon so to do by the Bank, shall forthwith procure from any person for the time being and from time to time enjoying such interest by way of security or being interested in such premises a waiver in such form as the Bank may from time to time require of all rights to which such person might otherwise be entitled to claim in the Specifically Charged Plant.

(f) The Company shall not annex the Specifically Charged Plant to the premises where the same are located if the results of such annexure would be that the Specifically Charged Plant might become a fixture or fixtures.

(g) The Company shall indemnify and hold harmless the Bank against all claims made or all proceedings brought in respect of any loss or damage or injury whatsoever arising out of or in connection with the Specifically Charged Plant, their manufacture, selection, delivery, possession, use or operation.

(15)     Debts and Bank Accounts

(a) The Company shall, subject to Sub-clauses (b), (c) and (d), get in and realise the Trading Debts and the Non-Trading Debts and shall not sell, assign, factor or discount the same in any way.

(b) The Company shall pay into an account with an Account Bank the proceeds of the collection or other realisation for the time being and from time to time of the Trading Debts (other than debts owed by an Account Bank to the Company as its customer) and, subject to any rights of that Account Bank in respect thereof, shall pay or otherwise deal with such proceeds in accordance with any directions for the time being and from time to time given in writing by the Bank.

(c) Unless for the time being and from time to time agreed by the Bank in writing but subject to the rights of any prior mortgagee, the Company shall pay into an account of the Company with the Bank the proceeds of the collection or other realisation for the time being and from time to time of the Non-Trading Debts and shall pay or otherwise deal with such proceeds in accordance with any directions for the time being and from time to time given in writing by the Bank.

(d) The Company shall, if called upon from time to time by the Bank pursuant to any provision of these presents, execute a legal assignment in favour of the Bank of any of the Trading Debts or the Non-Trading Debts and shall, if the Bank shall for the time being and from time to time require, give notice thereof to the debtors from whom such Trading Debts or Non-Trading Debts are for the time being owing or incurred and take such other steps as the Bank may from time to time require to perfect such legal assignment.

(e) The Company shall forthwith join with the Bank in giving notice of these presents to each bank or other financial institution specified in
         Schedule 4 at or with which a Bank Account is kept or maintained, and if the Bank shall for the time being and from time to time require, the Company shall join with the Bank in giving notice of these presents to all other banks or other financial institutions at or with which a Bank Account is kept or maintained.

(16)     Specifically Charged Securities

(a) The Company shall, if called upon to do so by the Bank from time to time, execute all such transfers and other documents as may be necessary to enable the Bank or its nominee or nominees to be registered as the owners of, or otherwise obtain legal title to, any of the Specifically Charged Securities.

(b) The Company shall, promptly upon receipt of any communication sent to it in its capacity as a holder of any Specifically Charged Security, deliver the original or a copy thereof to the Bank, and shall consult with the Bank, prior to the exercise of all voting and other rights and powers attached or relating to the Specifically Charged Securities and, if the Bank shall not for the time being and from time to time have notified the Company in writing to the contrary (and whether before, during or after such consultation), shall exercise all such rights and powers for all purposes not inconsistent with the terms of these presents.

(c) In the event that the Bank shall for the time being and from time to time notify the Company in writing to the following effect, the Bank and any nominee of the Bank for the time being and from time to time registered as the holder of the Specifically Charged Securities shall thereafter have the immediate and sole and exclusive right to exercise all voting and other rights and powers attaching or relating thereto and may exercise such rights and powers in such manner as it shall in its sole discretion think fit, and the Company shall execute and deliver to the Bank all such proxies, mandates and other documents as may be necessary to enable the Bank or such nominee to exercise such rights and powers.

(d) The Bank shall not be under any liability to the Company in respect of any failure to present any certificate of or coupon on the Specifically Charged Securities which may be called or drawn for repayment or redemption or for any failure to pay any call or instalment which may be payable on, or to accept any offer relating to, the Specifically Charged Securities or for any failure to notify the Company of any such matters whether or not any such failure is caused or contributed to by any negligence on the part of the Bank or any servant or agent of the Bank.

(e) Upon the discharge of this Debenture, the Company shall, if the Bank so requires, accept, in place of any Specifically Charged Security, a security of the same class and denomination in the capital of, or issued by, the same person.

(17)     Uncalled capital

The Company shall, upon the written request of the Bank for the time being and from time to time, call up any uncalled capital for the time being and from time to time of the Company. The Company shall not call up any such uncalled capital without the prior written consent of the Bank.

(18)     Secured loan capital

The Company shall not, without the prior written consent of the Bank, issue or re-issue any bonds, debentures, loan stocks, notes or other debt securities for the time being and from time to time secured by any interest by way of security for the time being and from time to time ranking in point of priority to the security hereby constituted or any Land Charge.

(19)     Intellectual Property

The Company shall make, effect and renew all such filings and registrations and pay all such fees as for the time being and from time to time may be necessary or advisable or as for the time being and from time to time shall be required by the Bank to create, perfect or preserve the Intellectual Property and/or the security hereby constituted thereover.

(20)     Information, inspection and remedy

(a) The Company shall furnish to the Bank forthwith upon the same becoming available (and, in the case of audited accounts, in any event within 90 days of the end of each of its financial years) a copy of the audited accounts of the Company and of each of its subsidiaries for the time being and from time to time certified by a Chartered Accountant approved by the Bank together with the trading accounts and the directors' and auditors' reports thereon and each other document for the time being and from time to time despatched to the members of the Company and each such subsidiary and the Company shall also furnish to the Bank within 10 days of the end of each quarter unadudited financial statements of the Company and of each of its subsidiaries for the time being and from time to time and the Company shall also furnish to the Bank, as the Bank may from time to time request, such other financial statements, information, valuations and certificates regarding the Company and/or such subsidiaries and their respective affairs, financial conditions, assets and liabilities.

(b) The Company shall keep, and procure that its subsidiaries for the time being and from time to time shall keep, proper books and records at all times.

(c) The Company shall, upon request from time to time by the Bank or its agents, permit the Bank and/or its agents and/or their respective advisers and employees to enter into and/or inspect the Charged Assets and to carry out, at the Company's cost, any obligation of the Company to the Bank under these presents which the Bank, in its absolute discretion, considers necessary or advisable for the purpose of preserving the value of the security hereby constituted without the Bank or any other such person becoming liable as mortgagee in possession and provided that the Bank shall not be obliged under these presents to have any such inspection or obligation carried out.

(d) The Company hereby permits any Account Bank and any other bank or financial institution with whom the Company may for the time being and from time to time have a banker customer relationship to furnish directly to the Bank from time to time upon request full statements and particulars of all the Company's accounts with that Account Bank and such other information regarding the Company, its affairs, financial condition, assets and liabilities as may for the time being and from time to time be available to that Account Bank or such other bank or financial institution.

(21)     Disposal of Specifically Charged Assets and other Charged Assets

The Company shall not and shall not agree to, save with the prior written consent of the Bank or in pursuance of any other obligation under or pursuant to these presents, sell, transfer or otherwise dispose of any of the Specifically Charged Assets or, save in the ordinary and usual course of its trade, the whole or any material part of its business, undertaking or any of the other Charged Assets (other than the Specifically Charged Assets).

(22)     Conduct of business

The Company shall carry on and conduct and procure that its subsidiaries for the time being and from time to time shall carry on and conduct its and their respective businesses and affairs in a proper and efficient manner and shall not, without the prior written consent of the Bank, make any substantial alteration in the nature of such businesses.

(23)     Insolvency

(a) The Company shall give at least seven days' prior written notice to the Bank of:-

         (i) any steps for the time being and from time to time taken with regard to a proposal for a composition or scheme of arrangement in respect of the Company;

         (ii) any invitation for the time being and from time to time made to any other mortgagee or chargee of the Charged Assets to appoint a receiver;

         (iii) any steps for the time being and from time to time taken with regard to the winding-up of the Company; and

         (iv) any event or circumstance analogous to or having substantially similar effect to any of the events and circumstances described in the foregoing Sub-clauses of this Sub-clause (a) under the laws of any applicable jurisdictions.

(b) The Company shall forthwith notify the Bank in writing of and supply the Bank with copies of all documentation and other details relating to:-

         (i)      any proposal or application described in Sub-clause (a)(i);

         (ii) any demand for the time being and from time to time made for payment or the appointment of a receiver by any other mortgagee or chargee for the time being and from time to time of the Charged Assets;

         (iii) any petition for the time being and from time to time made for the winding-up of the Company;

         (iv) any demand for the time being and from time to time made on the Company within the meaning of Section 95 of The Companies Law (2002 Revision); and

         (v) any event or circumstances analogous to or having substantially similar effect to any of the events and circumstances described in the foregoing Sub-clauses of this Sub-clause (b) under the laws of any applicable jurisdictions.

6.       EVENTS OF DEFAULT

(1) In respect of any Indebtedness by virtue of the Agreement to be paid or discharged otherwise than on demand, the Bank shall nevertheless be entitled by notice to the Company to demand the immediate payment and discharge thereof (or any part thereof) together with all interest then accrued thereon forthwith (or otherwise as the Bank may require) at any time after the happening of any of the events referred to in Section
         17.1 Events of Default in the Agreement which Events of Default shall constitute Events of Default hereunder.

(2) If any of the events described in Sub-clause (1) shall occur, the Bank shall be under no obligation to advance any monies or provide or continue to provide any credit facility to the Company, unless the Agreement shall expressly refer to this Sub-clause (2) and expressly negative its effect.

(3) Upon any demand being made for payment of the Indebtedness pursuant to Sub-clause (1), such Indebtedness shall become payable immediately and all rights of the Company to deal for any purpose whatsoever with the Charged Assets shall forthwith cease and any floating charge for the time being and from time to time included in the security hereby constituted shall forthwith crystallize and become a specific charge.

(4) Notwithstanding the Agreement, the Indebtedness shall become immediately payable (and without the necessity for any demand to be made by the Bank) together with all interest then accrued thereon and all rights of the Company to deal for any purpose whatsoever with any of the Charged Assets shall forthwith cease and any floating charge for the time being and from time to time included in the security hereby constituted shall forthwith crystallize and become a specific charge, on the happening of any of the following events:-

         (a) if a petition shall be presented (and shall not be dismissed within seven days) to, or an order shall be made by, any court of competent jurisdiction for, or an effective resolution shall be passed for, or any other steps shall be taken by the Company or a Guarantor or any other person entitled so to do, for the liquidation, winding-up (other than a members' voluntary winding-up) or dissolution of the Company or a Guarantor or the appointment of a receiver, trustee or similar officer of the Company or a Guarantor or any of their respective assets for the time being and from time to time;

         (b) if all or a substantial part of the operations of the Company shall cease or be suspended or the Company shall threaten that such shall occur;

         (c) if the Company, without the prior written consent of the Bank or otherwise than in pursuance of the Company's obligations under or pursuant to, or as expressly permitted by, these presents, shall sell, transfer, lease or otherwise dispose of or deal with any of the Charged Assets or purport so to do; or

         (d) if any event or circumstances shall occur analogous to or having substantially similar effect to any of the events and circumstances described in Sub-clause (a) under the laws of any applicable jurisdictions.

7.       APPOINTMENT OF RECEIVER AND POWER OF SALE

(1)      Time

In the circumstances described in Clause 3.2(1) (assets in jeopardy) or at any time after the Indebtedness shall have become payable in accordance with the Agreement or these presents or at the request of the Company, the Bank may without further notice (and whether or not the Company shall have been accorded sufficient or any time in which to satisfy such Indebtedness) from time to time appoint in writing (under the hand of any manager of the Bank) a Receiver of the Non-Realty Charged Assets (but, in the circumstances described in Clause 3.2(1), only over the Charged Assets specified in the notice referred to in that Clause) upon such terms as the Bank may from time to time think fit.

(2)      Power of Sale and Enforcement

At any time after the Indebtedness shall have become payable in accordance with the Agreement or these presents or the Bank shall have appointed a Receiver (otherwise than in the circumstances described in Clause 3.2(1) (assets in jeopardy)), the security hereby constituted shall become immediately enforceable and the power of sale and other powers conferred by law as varied or extended by these presents and all other powers conferred on the Bank by these presents shall become immediately exercisable.

(3)      Removal of Receiver

The Bank may remove any Receiver for the time being appointed by it from the Charged Assets in respect of which that Receiver shall have been appointed and may from time to time appoint a new Receiver over those Charged Assets.

(4)      Receiver's Powers

Every Receiver shall be the agent of the Company (which shall be solely responsible for his contracts, engagements, acts, defaults, omissions and losses, for liabilities incurred by him, for his misconduct and for his remuneration) unless and until a liquidator shall be appointed of the Company, whereafter such Receiver shall act as principal but shall not become the agent of the Bank, and, at all times, such Receiver shall have and be entitled to exercise in relation to the Company all the powers conferred on receivers by law and also (but without thereby limited those powers by law and without prejudice to the Receiver's powers, authorities and discretions conferred by these presents) such Receiver may, without further notice, exercise all or any of the following powers:-

         (a) to take immediate possession of, get in, and/or collect the Non-Realty Charged Assets and, for that purpose, to enter upon the Immoveable Property or any other premises at which the Non-Realty Charged Assets are for the time being and from time to time located and sever, dismantle or remove the same or any fixtures for the time being and from time to time therefrom without being liable for any loss or damage thereby occasioned;

         (b) to carry on, manage or concur in the carrying on or managing of, the business for the time being and from time to time of the Company in such manner as he may think fit, including (but without limitation) power to perform, repudiate, rescind, compromise, amend or vary any contract, instrument or agreement to which the Company shall for the time being and from time to time be a party;

         (c) to sell, exchange or concur in the sale or exchange of the Non-Realty Charged Assets;

         (d) to grant, or concur in the grant of, any leases or licences of the Non-Realty Charged Assets;

         (e) to grant, or concur in the granting of, any renewals or surrenders of, or to accept, or concur in the accepting of, any surrenders of, any leases or licences for the time being and from time to time of the Non-Realty Charged Assets;

         (f) to promote, or concur in the promotion of, the formation of a subsidiary and/or subsidiaries of the Company with a view to the same purchasing, leasing, licensing or otherwise acquiring all or any of the assets for the time being and from time to time of the Company;

         (g) to make and effect, and concur in the making and effecting of, all such repairs, maintenance, decoration, provision of all services (including, but without limitation, lighting, heating and cleansing) structural and other alterations, improvements, additions and development in or to the Non-Realty Charged Assets and do anything else in connection with the Non-Realty Charged Assets which he may think fit or which he may deem proper for the efficient use or management of the Non-Realty Charged Assets, as well as for the protection or for the improvement of the Non-Realty Charged Assets or for the protection of the security hereby constituted;

         (h) to exercise or permit the Company or any nominee of the Company to exercise any powers or rights incidental to the ownership of the Non-Realty Charged Assets in such manner as the Receiver may think fit and, in particular (as regards any shares, stock or other securities for the time being and from time to time included in the

                  Non-Realty Charged Assets) any rights for the time being and from time to time attached thereto;

         (i) to call up all or any portion of any uncalled capital for the time being and from time to time of the Company;

         (j) to redeem any interest by way of security for the time being and from time to time ranking in point of security in priority to any of the security hereby constituted and to settle and prove the accounts of the holder of any such interest and any monies paid by way of such redemption shall be an expense of the Receiver's receivership;

         (k) to settle, adjust, refer to arbitration and compromise any claims, accounts, disputes, questions and demands for the time being and from time to time with or by any person who for the time being and from time to time is, or claims to be, a creditor of the Company or relating in any way to the Non-Realty Charged Assets;

         (l) to bring, prosecute, enforce, defend and abandon any actions, suits and proceedings in relation to the Company or the Non-Realty Charged Assets;

         (m) to appoint, hire or employ and to remunerate managers, officers, agents, accountants, clerks, servants, workmen and others on such terms and generally in such manner as the Receiver shall think fit, either in connection with any exercise by the Receiver of his powers by or pursuant to these presents or otherwise for any purpose connected with the Non-Realty Charged Assets, and to discharge any such person;

         (n) to appoint a solicitor or accountant or other professionally qualified person to advise or assist it in the exercise of any of the powers, authorities and discretions by or pursuant to these presents or otherwise for any purpose connected with the Non-Realty Charged Assets, and to discharge any such person;

         (o) for the purpose of exercising any of the powers, authorities and discretions conferred on the Receiver by or pursuant to these presents and/or defraying any costs, charges, losses or expenses (including his remuneration) which shall for the time being and from time to time be incurred by him in the exercise thereof or for any other purpose, to make advances or to raise or borrow money either unsecured or secured on the Non-Realty Charged Assets ranking in point of security in priority to, pari passu with, or subsequent to, the security hereby constituted or otherwise and at such rate or rates of interest and generally on such terms and conditions as the Receiver may, in his absolute discretion, think fit;

         (p) to give valid receipts for all monies and to execute all deeds or documents (including, but without limitation, with full power to convey any assets sold in the name of the Company) as may be necessary or appropriate in the name of, or on behalf of the Company for the purpose of exercising any of the powers, authorities and discretions conferred on the Receiver by or pursuant to these presents and to use the name of the Company for all or any of such powers, authorities and discretions, for which purpose the Company hereby irrevocably appoints every such Receiver to be its attorney; and

         (q) to do all such other acts, deeds and things as the Receiver may consider necessary or desirable for the realisation of the Non-Realty Charged Assets or as the Receiver may consider incidental or conducive to any of the powers, authorities and discretions conferred on him by or pursuant to these presents, and to do and exercise, in relation to the Non-Realty Charged Assets, all such acts, deeds and things and all such powers, authorities and discretions as the Receiver would be capable of doing and exercising if he were the absolute beneficial owner of the Non-Realty Charged Assets.

(5)      Exercise of Receiver's powers

In the exercise of any of the powers, authorities and discretions conferred on a Receiver by or pursuant to these presents in relation to any dealing whatsoever with the Non-Realty Charged Assets, the Receiver:-

(a) may agree such terms and conditions relating thereto and such consideration therefor; and

(b) may dispose of the Non-Realty Charged Assets in such manner (including, but without limitation, by public auction, tender or private treaty) and with or without such advertisement and in such lot or lots and together or separately;

as the Receiver shall, in his absolute discretion, think fit.

(6)      Immoveable Property

The enforcement of the security constituted by a Land Charge shall be governed by The Registered Land Law (1995 Revision) as varied and/or added to by the Land Charge.

8.       RESPONSIBILITY FOR RECEIVER

(1)      Liability of Bank

The Bank shall not incur any liability, either to the Company or to any other person whomsoever, in respect of any contracts, engagements, acts, omissions, defaults or losses of any Receiver or for any liabilities incurred by him, for any misconduct by him or for his remuneration, by reason of the Bank having appointed him or of the Bank having made or given any direction, either generally or specifically, to him or having concurred in any such contract, engagement, act, omission, default, loss or liability for any other reason whatsoever.

(2)      Remuneration

The Bank may, from time to time, fix the remuneration of any Receiver and direct payment of the same out of monies accruing to him in the exercise of his powers, authorities and discretions by or pursuant to these presents, but the Company alone shall be liable for the payment of that remuneration.

9.       ADDITIONAL POWERS OF THE BANK

(1)      As Mortgagee

The powers, authorities and discretions conferred by or pursuant to these presents in relation to the Non-Realty Charged Assets on the Bank or any Receiver shall be in addition to, and not in substitution for, the powers conferred on mortgagees or receivers by law and, where there is any ambiguity or conflict between the powers, authorities and discretions conferred by law and those conferred by or pursuant to these presents, the terms of these presents shall prevail.

(2)      As Receiver

All or any of the powers, authorities and discretions conferred by or pursuant to these presents, either expressly or impliedly, upon a Receiver, may be exercised by the Bank in relation to the Non-Realty Charged Assets without the Bank having to first appoint a Receiver and/or notwithstanding any such appointment.

(3)      Delegation of Powers of the Bank

The Bank may, for the time being and from time to time, delegate by power of attorney or in any other manner (including but without limitation, under the hand of any manager of the Bank) to any person all or any of the powers, authorities and discretions which are, for the time being, exercisable by the Bank under or pursuant to these presents or by law in relation to the Charged Assets and any such delegation may be made upon and subject to such terms and conditions (including, but without limitation, the power to sub-delegate) as the Bank may, in its absolute discretion, think fit and the Bank shall not be liable or responsible to the Company or any other person for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate (or sub-delegate).

10.      APPROPRIATION

Any monies received by the Bank or a Receiver under or pursuant to these presents shall, subject to payment of any claims for the time being having priority to these presents, be applied for the following purposes and in the following order of priority:-

FIRST: in or towards satisfaction of all the Indebtedness described in Clause 2(2) together with interest on the same as described in Clause 2(3), in such order as the Bank in its absolute discretion shall decide;

SECOND: in or towards satisfaction of all the Indebtedness described in Clause 2(1), together with interest on the same as described in Clause 2(3), in such order as the Bank in its absolute discretion shall decide; and

LAST: the surplus (if any) shall be paid to the person or persons for the time being entitled thereto.

11.      LIABILITY OF THE BANK AND RECEIVER

(1)      General

If the Bank or any Receiver or Delegate shall enter into possession of the Charged Assets, the Bank or any of them may, from time to time at will, go out of such possession.

(2)      Exclusion of the Bank's liability

The Bank shall not, in any circumstances, either by reason of any entry by it into, or taking by it of possession of, the Charged Assets or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever, be liable to account to the Company for anything except the Bank's own actual receipts or be liable to the Company or any other person for any loss or damage arising from any realisation by the Bank of the Charged Assets or from any act, default or omission of the Bank in relation to the Charged Assets or from any exercise or non-exercise by the Bank of any power, authority or discretion conferred upon it by or pursuant to these presents, any Land Charge or by law.

(3)      Exclusion of Receiver's liability

All the provisions of Sub-clause (2) shall apply in respect of the liability of any Receiver or Delegate in all respects as though every reference in that Sub-clause to the Bank were also a reference to such Receiver or, as the case may be, such Delegate.

(4)      Indemnity

The Bank and every Receiver and Delegate shall be entitled to be indemnified out of the Non-Realty Charged Assets in respect of all liabilities and expenses for the time being and from time to time incurred by any of them in the execution or purported execution of any of the powers, authorities and discretions conferred on them by or pursuant to these presents or by law and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Charged Assets and the Bank and every Receiver may retain and pay all sums in respect of the same out of any monies received under such powers, authorities and discretions.


12.      POWER OF ATTORNEY

(1)      Appointment

The Company hereby, by way of security, irrevocably appoints the Bank and every Receiver and Delegate severally to be its attorney and on its behalf and in its name or otherwise to execute and do all such acts, deeds and things which the Company ought to do under these presents and generally, on its behalf and in its name, to exercise all or any of the powers, authorities and discretions conferred by or pursuant to these presents or by law on the Bank or any Receiver or Delegate.

(2)      Ratification

The Company hereby ratifies and confirms and agrees to ratify and confirm whatever any attorney of the Company appointed by these presents shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions granted to such attorney by these presents.

13.      FURTHER ASSURANCE

The Company shall from time to time execute and do all such acts, deeds and things as the Bank may reasonably require for perfecting or better perfecting or protecting or better protecting the security hereby constituted or constituted by any Land Charge and, after the Indebtedness shall have become payable, for facilitating the realisation of the Charged Assets and for exercising all powers, authorities and discretions conferred by or pursuant to these presents, any Land Charges or by law on the Bank or any Receiver or Delegate or any receiver under a Land Charge and shall, in particular (but without limitation) execute and deliver all interests by way of security, transfers, conveyances, assignments and assurances and give all notices and other communications which the Bank shall for the time being, think expedient.

14.      PROTECTION FOR THIRD PARTY PURCHASERS

(1) No purchaser, mortgagee or other person dealing with the Bank or any Receiver or Delegate shall be concerned to enquire whether the Indebtedness shall have become payable or whether any power, authority or discretion which the Bank or a Receiver or Delegate is purporting to exercise shall have become exercisable or shall be being properly exercised or to see to the application of any monies paid to the Bank or a Receiver or Delegate.

(2) Without prejudice to Sub-clause (1) and in addition to all other protection for the time being afforded by law, any purchaser, mortgagee or other person dealing with the Bank or any Receiver or Delegate shall be entitled and bound to assume without enquiry that the security hereby constituted shall have become enforceable.

15.      CONTINUING SECURITY AND AVOIDANCE OF PAYMENTS

(1) The Security hereby constituted shall be a continuing security and shall not be satisfied or discharged by any intermediate payment or satisfaction of the Indebtedness.

(2) No assurance, security or payment which may be avoided under any enactment relating to bankruptcy or insolvency or under The Fraudulent Dispositions Law, (1996 Revision) (or similar legislation binding on the Company in a jurisdiction other than The Cayman Islands), and no release, settlement or discharge given or made by the Bank on the faith of any such assurance, security or payment, shall prejudice or affect the right of such persons to enforce the security hereby constituted or any Land Charge.

16.      ADDITIONAL SECURITY, SUSPENSE ACCOUNT AND CONSOLIDATION

(1) The security hereby constituted shall be in addition to, and shall not prejudice, or be prejudiced by, any other interest by way of security, right or remedy which the Bank may for the time being and from time to time enjoy in respect of the Indebtedness.

(2) The Bank may, in its absolute discretion, grant time or other indulgence or make or grant any other arrangement, variation or release to or with any person (and whether or not such person is jointly and/or severally liable to the Bank with the Company) in respect of the Indebtedness or in respect of any other interest by way of security or guarantee therefor, without prejudice either to the security hereby constituted or to the liability of the Company for the Indebtedness.

(3) Any monies received under or pursuant to these presents may be placed and kept to the credit of one or more than one suspense accounts with the Bank for so long as the Bank may think fit and, notwithstanding the other provisions of these presents, without any obligation in the meantime to apply the same or any part thereof or interest accruing thereon in or towards discharge of any of the Indebtedness and, notwithstanding any such payment, in the event of any liquidation or winding-up of the Company, the Bank may prove for and agree to accept any dividend or composition in respect of the whole or any part of the Indebtedness as if this Debenture had not been executed and delivered.

(4) The Bank shall have the right (but not the obligation) exercisable in its sole and absolute discretion to consolidate this Debenture with any collateral, additional or supplemental interests by way of security hereto notwithstanding any provision of any law to the contrary.

17.      NEW ACCOUNT

If the Bank receives notice (whether actual or otherwise) of any interest by way of security (other than the security hereby constituted) affecting the Charged Assets, the Bank may forthwith open a new account or accounts for the Company and, if the Bank does not open a new account, the Bank shall nevertheless be treated as if it had done so at the time of receipt of such notice and, as from that time, all monies paid by the Company to the Bank or received by the Bank for the account of the Company shall be credited and be treated as having been credited to such new account and shall not operate to reduce the amount due to the Bank by the Company at the time of receipt of such notice and, furthermore, the Bank shall be under no obligation to advance any monies or provide or continue to provide any credit facility to the Company.

18.      SET-OFF

Until this Debenture shall be discharged and notwithstanding any provision of the Agreement to the contrary (unless the Agreement shall expressly refer to, and shall negative the effect of, this Clause 18, and in addition to and without prejudice to Clause 3.1(3) and the interests by way of security constituted thereby,) it is and shall be a term of each contract relating to each debt constituted by a credit balance for the time being and from time to time on any account(s) for the time being and from time to time opened with the Bank at any of its branches in the name of the Company or to which the Company is beneficially entitled, together with interest for the time being and from time to time accrued thereon (all such debts and interest being referred to in this Clause 18 as the "Balances") or any part thereof shall not be payable or repayable by the Bank to the Company to the extent that the aggregate amount of the Balances at any time shall not exceed the Indebtedness, and the Bank may (but shall not be obliged to) for the time being and from time to time, without notice to the Company and in addition to any lien or other right to which the Bank may for the time being be and from time to time entitled by law:-

         (1) retain the Balances or any part thereof to the extent of the Indebtedness;

         (2) set off, transfer and/or apply the Balances or any part thereof, together with other sums (if any) for the time being and from time to time owing to the Company and in the hands of the Bank, in or towards payment or satisfaction of the Indebtedness and, if the Bank shall so decide, to purchase out of the Balances such other currencies at the Bank's usual spot rate for the time being as may be necessary to effect such set-off, transfer or application;

         (3) combine or consolidate all or any of the accounts of the Company with the Bank at any of the branches of the Bank; and/or;

         (4) refuse payment of any cheque, bill, note, order or notice of withdrawal drawn or made by the Company or upon which the Bank may be otherwise liable and which if paid or complied with would reduce the Balances (exclusive of interest accruing) to less than the amount of the Indebtedness;

and the Bank shall not be liable for any loss to the Company by reason of the exercise of its rights under this Clause 18 including, but without limitation, any loss of interest on the Balances.

19.      AMALGAMATION OF BANK

These presents shall remain enforceable, valid and binding for all purposes notwithstanding any change in the name of the Bank or its absorption of, or by, or its amalgamation or consolidation with, any other person or any change in its constitution or that its successors or assigns or the person by which the business of the Bank may, for the time being and from time to time, be carried on and shall be available to all such successors, assigns and persons.

20.      NOTICES

Any notice, demand or other communication by the Bank shall be in writing signed by any manager of the Bank and may be served by delivering the same to the Company or by post addressed to the Company at the Company's address last known to the Bank or to the registered office for the time being and from time to time of the Company and any such notice, demand or other communication so addressed and posted shall be deemed to have been served at the expiration of forty-eight hours after it has been posted and shall be effective notwithstanding that it be returned as being undelivered.

21.      RIGHTS AND REMEDIES

The rights of the Bank under these presents are cumulative, may be exercised as often as considered appropriate and are in addition to the general law and the terms and conditions of the Agreement.

Such rights (whether arising hereunder or under the general law or the Agreement) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing and, in particular, any failure to exercise or delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right, any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right, and no act or course of conduct or negotiation by the Bank or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right. In the event that there is a conflict between the terms and conditions of the Agreement and the provisions of this Debenture, the terms and conditions of the Agreement shall prevail, other than in respect of clause 6 (4) hereof.

22.      SEVERANCE

If at any time any one or more provisions of this Debenture is or becomes invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

23.      GOVERNING LAW

These presents shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

24.      JURISDICTION

The Company hereby irrevocably agrees that the courts of the Cayman Islands are to have jurisdiction to settle any disputes which arise out of or in connection with this Debenture and that, accordingly, any suit, action or other legal proceedings so arising may be brought in such courts. The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such legal proceedings in such courts and any claim that any such legal proceedings have been brought in an inconvenient forum, and further hereby irrevocably agrees that a judgment in any such legal proceedings brought in such courts shall be conclusive and binding upon it and may be enforced in the Courts of any other jurisdiction without re-examination of the merits.

Nothing contained in this provision shall limit the right of the Bank to take any such legal proceedings in any other court of competent jurisdiction; nor shall the taking of any legal proceedings in one jurisdiction preclude the taking of legal proceedings in another, whether concurrently or not. The Company hereby agrees that the process by which any such legal proceedings are begun in the Cayman Islands may be served on it by being delivered to the person (if any) specified in Schedule 5.

25.      FURTHER ADVANCES

Each and every obligation (if any) for the time being and from time to time of the Bank to make further advances to the Company under and in accordance with the terms of the Agreement shall be deemed to be included in this Debenture as if the same were set out herein in full.

26.      STAMPING

This Debenture shall at the Company's expense be impressed with stamp duty initially to cover U.S.$ 22,000,000.00 of the Indebtedness and the Bank shall be at liberty and is hereby empowered at any time or times hereafter (without any such licence or consent on the part of the Company) to impress such additional stamp duty hereon or on any collateral, supplemental or additional interests by way of security to this Debenture all at the Company's own cost and expense as is necessary to cover the Indebtedness.

IN WITNESS whereof this document has been executed as a deed and delivered the day and year first above written.

                                   SCHEDULE 1

                     Description of the Immoveable Property
                         charged under Clause 3.1(1)(a)

                     West Bay Beach North Block 11D Parcels 8 and 40 West Bay North East Block 9A Parcels 8 and 469 West Bay Beach South Block 12D Parcel 79 REM 1/2

                                   SCHEDULE 2

                  Description and location of the Specifically
                                  Charged Plant

                  1.       Governor's Harbour Seawater Desalination Plant - WBBN
                                        Block 11D Parcels 8 and 40

         A seawater desalination plant constructed within a steel building , utilizing reverse osmosis technology, capable of producing 1.2 million US gallons of potable water per day, whose primary components are :-

- two positive displacement pumps with a pumping capacity of 410 US gallons per minute each;

- two " back up " centrifugal pumps with a pumping capacity of 300 US gallons per minute each;

- 77 vessels (measuring approximately 265 inches in length and 8 inches in diameter) each housing six spiral wound seawater membranes (measuring approximately 40 inches in length and 8 inches in diameter);

-        a DWEER work exchanger energy recovery system;

- an air scrubber to remove the hydrogen sulphide from the product water, which is capable of scrubbing approximately 800 US gallons of water per minute;

- Paragon TNT v5.0 cintrol software on Gateway hardware with I/O System Opto 22 and Optomux interface controller to control the operations of the plant.

                  2.       West Bay Seawater Desalination Plant-WBNE Block 9A
                                           Parcels 8 and 469

         A seawater desalination plant constructed within a steel building, utilizing reverse osmosis technology, capable of producing 710,000 US gallons of potable water per day, whose primary components are:-

- two positive displacement pumps with a pumping capacity of 386 US gallons per minute each;

- 43 vessels (measuring approximately 280 inches in length and 8 inches in diameter) each housing seven spiral wound seawater membranes (measuring approximately 40 inches in length and 8 inches in diameter);

-        one hydraulic turbo energy recovery system;

-        one DWEER work exchanger energy recovery system;

- an air scrubber to remove the hydrogen sulphide from the product water, which is capable of scrubbing 1000 US gallons of water per minute; and

- an Allen Bradley SLC500 Programmable Logic Controller (PLC) linked to a Compaq PC computer running Windows NT 4.0 and Wintelligent View interfaced with the PLC to control the operation of the plant.

                  3.       Britannia Seawater Desalination Plant - WBBS Block
                                         12D Parcel 79REM1/2

              A seawater desalination plant constructed within a steel building utilizing reverse osmosis technology, capable of producing 440,000 US gallons of potable water per day, whose primary components are:-

- four skid- mounted seawater RO plants with desalinated water production capacities of 110,000 US gallons per day each , and utilizing electric powered high pressure pumps and calder energy recovery devices;

- one potable water ozonation system used to neutralize hydrogen sulphide and disinfect the product water;

-        one 840,000 US gallon bolted steel tank used to store potable water;

* one high service pump station used to pump water from the bolted steel tank to the distribution pipeline

                                   SCHEDULE 3

             Description of certain Specifically Charged Securities
                         charged under Clause 3.1(3)(f)

                                   SCHEDULE 4

           Description of Bank Accounts charged under Clause 3.1(3)(p)

                                   SCHEDULE 5

              Name and address of person (if any) to accept service
                       of process on behalf of the Company

The Common Seal of                    )          Consolidated Water Co. Ltd.
Consolidated Water Co. Ltd.  ]        )
was hereunto affixed                  )          By: /s/ Jeffrey M. Parker
By:                                   )              --------------------------
And by:                               )      And By: /s/ Frederick W. McTaggart
in the presence of:                   )              --------------------------

/s/ Richard L. Finlay
------------------------
Witness

                                             Scotiabank (Cayman Islands) Ltd.

Signed as a Deed by                   )          By: /s/ Alan Brodie
                                 by   )              --------------------------
By:                                   )      And By: /s/
On behalf of Scotiabank (Cayman       )              --------------------------
Islands) Ltd.
In the presence of                    )

[ILLEGIBLE]
------------------------
Witness                                     Scotiabank/Consolidated/Sub. Deb.

                                   DATED    2003

                           CONSOLIDATED WATER CO. LTD.

                                   AS COMPANY

                                     - AND -

                        SCOTIABANK (CAYMAN ISLANDS ) LTD.

                                     AS BANK

                          DEED OF SUBSTITUTED DEBENTURE

                                      (i)

                                      INDEX

CLAUSES

1.       DEFINITIONS AND INTERPRETATION

2.       MONIES SECURED

         (1)      Monies

         (2)      Costs

         (3)      Interest

3.       THE CHARGES

3.1      Charging provision

                  Immoveable Property

                  Specifically Charged Plant

                  Trading Debts

                  Non-Trading Debts

                  Specifically Charged Securities

                  Goodwill and uncalled capital

                  Intellectual Property

                  Ancillary assets

                  Bank Accounts

                  Other assets

3.2      Crystallisation of floating charge

3.3      Negative pledge

3.4      Land Charges

                                      (ii)

4.       REPRESENTATIONS & WARRANTIES

5.       COVENANTS

         (1) Documents of title to Immoveable Property and Specifically Charged Plant and Securities

         (2)      Further charges

         (3) Future Immoveable Property and Specifically Charged Plant and Securities

         (4)      Maintenance

         (5)      Insurance

         (6)      Registration under The Registered Land Law

         (7)      Notices affecting Immoveable Property or Specifically Charged
                  Plant

         (8)      Planning Legislation

         (9)      Other compliance with law

         (10)     Compliance with contracts

         (11)     Leases or licences of Immoveable Property and Intellectual
                  Property: as lessee or Licensee

         (12) Leases of licences of Immoveable Property and Intellectual Property; as lessor or licensor

         (13)     Removal and severance

         (14)     Specifically Charged Plant

                                     (iii)

         (15)     Debts and Bank Accounts

         (16)     Specifically Charged Securities

         (17)     Uncalled capital

         (18)     Secured loan capital

         (19)     Intellectual Property

         (20)     Information, inspection and remedy

         (21)     Disposal of Specifically Charged Assets and other Charged
                  Assets

         (22)     Conduct of business

         (23)     Insolvency

6.       EVENTS OF DEFAULT

7.       APPOINTMENT OF RECEIVER AND POWER OF SALE

         (1)      Time

         (2)      Power of Sale and Enforcement

         (3)      Removal of Receiver

         (4)      Receiver's Powers

         (5)      Exercise of Receiver's Powers

         (6)      Immoveable Property

8.       RESPONSIBILITY FOR RECEIVER

         (1)      Liability of Bank

         (2)      Remuneration

                                      (iv)

9.       ADDITIONAL POWERS OF THE BANK

         (1)      As Mortgagee

         (2)      As Receiver

         (3)      Delegation of powers of the Bank

10.      APPROPRIATION

11.      LIABILITY OF THE BANK AND RECEIVER

         (1)      General

         (2)      Exclusion of the Bank's liability

         (3)      Exclusion of Receiver's liability

         (4)      Indemnity

12.      POWER OF ATTORNEY

         (1)      Appointment

         (2)      Ratification

13.      FURTHER ASSURANCE

14.      PROTECTION FOR THIRD PARTY PURCHASERS

15.      CONTINUING SECURITY AND AVOIDANCE OF PAYMENTS

16.      ADDITIONAL SECURITY, SUSPENSE ACCOUNT AND CONSOLIDATION

17.      NEW ACCOUNT

                                      (v)

18.      SET-OFF

19.      AMALGAMATION OF BANK

20.      NOTICES

21.      RIGHTS AND REMEDIES

22.      SEVERANCE

23.      GOVERNING LAW

24.      JURISDICTION

25.      FURTHER ADVANCES

26.      STAMPING

SCHEDULE 1       Description of the Immovable
                 Property charged under Clause
                 3.1(1)(a)

SCHEDULE 2       Description and location
                 of Specifically Charged Plant

SCHEDULE 3       Description of certain
                 Specifically Charged Securities
                 charged under Clause 3.1(3)(f)

SCHEDULE 4       Description of the Bank Accounts charged under Clause 3.1(3)(p)

                                      (vi)

SCHEDULE 5       Name and address of person (if
                 any) to accept service of process
                 on behalf of Company